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                                      EXHIBIT 11

                   STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

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                                                                               Six months ended June 30
                                                                                 1995             1996
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
    Actual Weighted Average Shares Outstanding for the Period                  5,485,933        6,319,602
    Dilutive Effects of Stock Options and Warrants Using Average
       Market Price                                                                    0          279,883
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    Total Shares Based on Shares Outstanding and the
       Assumption that All Share Equivalents Are Exercised at
       Average Stock Market Price                                              5,485,933        6,599,485
    Additional Dilutive Effect of Stock Options and Warrants
       Being Exercised Using Ending Market Price                                       0          315,658
                                                                             ------------       ---------
    Total Shares Based on Shares Outstanding and the
       Assumption That All Stock Options and Warrants are
       Exercised at Ending   Market Price                                      5,485,933        6,915,143
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    Net Income Applicable to Fully Diluted Earnings Per Share                ($2,518,996)         867,469
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    Fully Diluted Net Income (loss) Per Share                                    ($  .46)          $  .13
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                                                                               Three months ended June 30
                                                                                     1995            1996
                                                                              -----------       ---------
    Actual Weighted Average Shares Outstanding for the Period                   5,529,772       6,325,026
    Dilutive Effects of Stock Options and Warrants Using Average
       Market Price                                                                     0         574,039
                                                                              -----------       ---------
    Total Shares Based on Shares Outstanding and the
       Assumption that All Share Equivalents Are Exercised at
       Average Stock Market Price.                                              5,529,772       6,899,065
    Additional Dilutive Effect of Stock Options and Warrants
      Being Exercised Using Ending Market Price                                         0          21,502
                                                                              -----------       ---------
    Total Shares Based on Shares Outstanding and the
       Assumption That All Stock Options and Warrants are
       Exercised at Ending Market Price                                         5,529,772       6,920,567
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    Net Income Applicable to Fully Diluted Earnings Per Share                 ($2,916,490)       $425,251
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    Fully Diluted Net Income (loss) Per Share                                      ($ .53)          $ .06
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